================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   Salon.com
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               [salon.com LOGO]

                                                                August 25, 2000

Dear Stockholder:

   This year's Annual Meeting of Stockholders will be held on Wednesday, September 27, 2000 at 2:00 p.m. local time, in the Vienna North Room at the Hotel Monaco located at 501 Geary Street, San Francisco, CA 94102. You are cordially invited to attend.

   The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

   After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

   A copy of the Company's Annual Report to Stockholders is also enclosed for your information. At the Annual Meeting we will review Salon.com's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          /s/ Michael O'Donnell
                                          Michael O'Donnell
                                          President and Chief Executive
                                           Officer

                                [salon.com LOGO]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    To Be Held Wednesday, September 27, 2000

                               ----------------

TO THE STOCKHOLDERS:

   Please take notice that the Annual Meeting of Stockholders of Salon.com, a Delaware corporation (the "Company"), will be held on September 27, 2000 at 2:00 p.m. local time, in the Vienna North Room at the Hotel Monaco located at 501 Geary Street, San Francisco, CA 94102, for the following purposes:

   1. To elect two (2) Class I directors to hold office for a term of three (3) years and until their respective successors are elected and qualified.

   2. To consider, approve and ratify the adoption of an increase in the maximum number of shares that may be issued under the Company's 1995 Stock Option Plan by 1,550,000 shares, from 2,875,000 shares to 4,425,000 shares.

   3. To consider, approve and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending March 31, 2001.

   4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   Stockholders of record at the close of business on August 16, 2000 are entitled to notice of, and to vote at, this Annual Meeting and any adjournment or postponement thereof. For ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at the Company's principal offices located at 22 Fourth Street, 16th Floor, San Francisco, CA 94103.

                                          By order of the Board of Directors,

                                          /s/ Robert O'Callahan
                                          Robert O'Callahan
                                          Secretary and Chief Financial
                                           Officer

San Francisco, California
August 25, 2000


 IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the Annual Meeting. If you attend the Annual Meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                                PROXY STATEMENT

   The accompanying proxy is solicited by the Board of Directors of Salon.com, a Delaware corporation ("Salon" or the "Company"), for use at its Annual Meeting of Stockholders to be held on Wednesday, September 27, 2000, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is August 25, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                      SOLICITATION AND VOTING OF PROXIES

General

   The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks, brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Record Date

   At the record date, there were 13,906,251 shares of the Company's Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her.

Voting

   The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

   All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder having given a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company has a classified Board of Directors consisting of two (2) Class I directors, Mr. Dougherty and Mr. Mondadori, two (2) Class II directors, Mr. Celmer and Mr. Talbot, and three (3) Class III directors, Mr. O'Donnell, Mr. Lear and Mr. Rosenfield, who will serve until the Annual Meeting of Stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a term of three (3) years to succeed those directors whose terms expire at the Annual Meeting dates.

   The terms of the Class I directors will expire on the date of the upcoming Annual Meeting. Accordingly, two (2) persons are to be elected at the Annual Meeting to serve as Class I directors of the Board of Directors. Management's nominees for election by the stockholders to those two positions are Brian Dougherty and Leonardo Mondadori. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2003 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Company may designate.

   If a quorum is present and voting, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.

   Directors. This section sets forth the Company's current directors, including the Class I nominees to be elected, and information concerning their age and background.

                                                                    Director
   Name               Position With the Company                 Age  Since
   ----               -------------------------                 --- --------
   Class I directors nominated for election at the
    2000 Annual Meeting of Stockholders

   Brian Dougherty    Director                                  43    1999

   Leonardo Mondadori Director                                  53    1999

   Class II directors whose terms expire at the 2001 Annual Meeting of Stockholders

   Ron Celmer         Director                                  37    1999

   David Talbot       Director, Chairman and Editor in Chief    48    1995

   Class III directors whose terms expire at the 2002 Annual Meeting of Stockholders

   Michael O'Donnell  Director, President and Chief Executive   35    1996
                       Officer

   Norman Lear        Director                                  76    1999

   Jim Rosenfield     Director                                  69    1998

   Brian Dougherty has served as a director of the Company since November 1999. Mr. Dougherty is the founder, chairman and chief technology officer for Wink Communications, a publicly traded company that provides a complete end-to-end system for electronic commerce on television. Before founding Wink in 1994, Mr. Dougherty founded Geoworks, a computer software company delivering operating systems for handheld devices.

   Leonardo Mondadori has served as a director of the Company since November 1999. Since April 1982, Mr. Mondadori has been the chairman of Arnoldo Mondadori Editore, Italy's largest publishing company.

   Ron Celmer has served as a director of the Company since April 1999. Mr. Celmer has been a managing director of Bear, Stearns & Co. Inc., an investment bank, and a general partner of Constellation Ventures, a venture capital firm, since 1998. In 1998 he was president of Airmedia, a software company. From 1994 to 1998 he was a general partner of Prospect Street Ventures, a venture capital firm. Mr. Celmer holds bachelor of arts degrees in economics and psychology from the University of Pennsylvania.

   David Talbot co-founded Salon in 1995. He has served as editor in chief and director since the Company's incorporation. He served as chief executive officer from the Company's incorporation through April 1999. He became chairman of the Board in April 1999. From 1990 to 1995, Mr. Talbot was the arts & features editor for the San Francisco Examiner newspaper. Mr. Talbot has co-authored three books and written for numerous publications including The New Yorker, Rolling Stone and Playboy. Mr. Talbot holds a bachelor of arts degree in sociology from the University of California at Santa Cruz.

   Michael O'Donnell has served as the Company's president and director since December 1996. He became chief executive officer in April 1999. In 1996, he served as vice president of sales and merchandising at SegaSoft, Inc., a consumer software publisher. From 1995 to 1996, Mr. O'Donnell was vice president of worldwide sales at Rocket Science Games, Inc., a consumer software publisher. From 1993 to 1995, he served as vice president of retail sales at Mindscape, Inc., a consumer software publisher. Mr. O'Donnell holds a bachelor of arts degree in political science from the University of California at Berkeley.

   Norman Lear has served as a director of the Company since April 1999. Mr. Lear has been the chairman of Act III Communications Holdings, LP, a multimedia entertainment company, since it was founded in 1986. He founded Tandem Productions, Inc. in 1959 and produced television programs including All in the Family, Sanford & Son and The Jeffersons. Mr. Lear is a member of the Television Academy Hall of Fame.

   Jim Rosenfield has served as a director of the Company since April 1998. Mr. Rosenfield has been the president of JHR & Associates, a media consulting firm, since 1998. From 1994 to 1998, Mr. Rosenfield was managing director at the investment banking firm of Veronis Suhler & Associates. From 1987 to 1994, he was chairman and chief executive officer of John Blair Communications, Inc., a television sales and syndication company. From 1965 to 1985, Mr. Rosenfield held various executive positions at CBS Corporation, a television broadcasting and media company, including executive vice president of the Broadcast Group. Mr. Rosenfield holds a bachelor of arts degree in English from Dartmouth College.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                     VOTE "FOR" THE NOMINEES NAMED ABOVE.

Board Meetings and Committees

   Meetings of the Board of Directors. During the fiscal year ended March 31, 2000, the Board of Directors of the Company held ten meetings. During that period the Audit Committee of the Board held three meetings and the Compensation Committee of the Board held one meeting. The Company has no standing Nominating Committee of the Board.

   The members of the Audit Committee during fiscal 2000 were Ron Celmer, Sada Chidambaram and Brian Dougherty. Mr. Chidambaram resigned from the Audit Committee on November 19, 1999 and was replaced by Brian Dougherty. The functions of the Audit Committee include, among others: recommending to the Board the retention of independent accountants, subject to stockholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of the Company's auditors.

   The members of the Compensation Committee during fiscal 2000 were Ron Celmer and Jim Rosenfield. The Compensation Committee reviews the performance of the officers of the Company and makes recommendations to the Board concerning salaries and incentive compensation for such officers.

   No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board which such director was eligible to attend during the fiscal year and (ii) the total number of meetings held by any committee of the Board upon which such director serviced.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of May 31, 2000, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer, the four other most highly compensated executive officers and the two other former most highly compensated executive officers of the Company for the fiscal year ended
March 31, 2000, and (iv) all directors and executive officers of the Company as a group.

                                        Amount and Nature
Name and Address of Beneficial            of Beneficial    Percent of Common
Owner(1)                                  Ownership(2)    Stock Outstanding(3)
------------------------------          ----------------- --------------------
5% Stockholders
Rainbow Media Holdings, Inc.(4).......      1,125,000              8.1%
 1111 Stewart Ave.
 Bethpage, NY 11714

Bruce R. Katz(5)......................        923,887              6.7%
 c/o Rosewood Store Group
 2320 Marinship Way, Ste. 240
 Sausalito, CA 94965

Adobe Ventures(6).....................        911,606              6.5%
 c/o Hambrecht & Quist
 One Bush Street
 San Francisco, CA, 94104

Gary Huswit(7)........................        761,576              5.5%
 c/o Salon.com
 22 Fourth Street, 16th Floor
 San Francisco, CA 94103

Constellation Venture Capital(8)......        731,830              5.3%
 575 Lexington Ave.
 New York, NY 10022
Named Executive Officers and Directors
Michael O'Donnell(9)..................        295,207              2.1%
David Talbot(10)......................        567,466              4.0%
Jim Rosenfield(11)....................         25,311               *
Norman Lear(12).......................        141,743              1.0%
Ronald Celmer(13).....................        731,830              5.3%
Leonardo Mondadori....................         38,660               *
Brian Dougherty.......................         10,000               *
Todd Hagen(14)........................         20,312               *
Bruce Roberts(15).....................            -0-               *
Andrew Ross(16).......................        141,605              1.0%
Jeffrey Dickerson(17).................         18,859               *
Patrick Hurley(18)....................         12,812               *
Directors and executive officers as a
 group (12 persons)...................      2,003,805             13.8%

--------
  *  Less than one percent (1%).

 (1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

 (2) Options granted under the Company's 1995 Stock Option Plan vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's employment.

 (3) Calculated on the basis of 13,832,317 shares of Common Stock outstanding as of May 31, 2000, except that shares of Common Stock underlying options exercisable within sixty (60) days of May 31, 2000 and currently exercisable warrants to acquire shares of Common Stock are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options and warrants, as applicable.

 (4) Rainbow Media Holdings, Inc. is a subsidiary of Cablevision Systems Corporation (NYSE:CVC).

 (5) Consists of 518,229 shares held by Bruce R. Katz individually, 46,392 shares held by Bruce R. Katz as Trustee of Bruce R. Katz and Whole Earth Lectronic Link, Inc. escrow account and 359,266 shares held by Whole Earth Lectronic Link, Inc.

 (6) Consists of 53,617 shares held by Adobe Ventures II, L.P., 309,295 shares held by H&Q Salon Investors, L.P., 316,851 shares held by H&Q Adobe Ventures Management L.P., 33,317 shares held by H&Q Adobe Ventures Management II L.P., 4,250 shares held by H&Q Venture Associates, LLC, 5,415 shares held by Kathryn Gelder, 47,700 shares held by Standish O'Grady and 141,160 shares issuable upon exercise of warrants held by Adobe Ventures, L.P. Mr. O'Grady is the manager of Adobe Ventures Management, LLC, which is a general partner of Adobe Ventures II, L.P. and he is also the manager of Salon Investors Management, LLC, which is a general partner of H&Q Salon Investors, L.P. Mr. O'Grady has voting and investment power with respect to the shares held by Adobe Ventures II, L.P. and H&Q Salon Investors, L.P. and may be deemed to beneficially own these shares. Mr. O'Grady disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in them.

 (7) Includes 497,356 shares subject to forfeiture in the event certain performance thresholds related to MP3Lit.com are not met, and 55,000 shares issuable upon exercise of warrants.

 (8) Consists of 530,192 shares held by Constellation Venture Capital, L.P., 114,138 shares held by Constellation Venture Offshore, L.P. and 87,500 shares held by Bear Stearns Asset Management Inc. Mr. Celmer is the general partner of Constellation Ventures. Mr. Celmer has voting and investment power with respect to the shares held by Constellation Venture Capital and Constellation Venture Offshore and may be deemed to beneficially own these shares. Mr. Celmer disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in them.

 (9) Consists of 295,207 shares subject to options that may be exercised within sixty (60) days of May 31, 2000.

(10) Includes 170,831 shares subject to options that may be exercised within sixty (60) days of May 31, 2000. Also includes shares held by Camille Peri, Mr. Talbot's spouse and a former employee of the Company; such shares are held as follows: 2,577 shares held individually and 9,635 shares subject to options that may be exercised within sixty (60) days of May 31, 2000. Also includes 5,154 shares held in trust for the benefit of Mr. Talbot's children. Mr. Talbot disclaims beneficial ownership of the shares held individually and subject to options by his spouse and in trust for his children.

(11) Consists of 25,311 shares subject to options that may be exercised within sixty (60) days of May 31, 2000.

(12) Includes 12,877 shares issuable upon exercise of warrants.

(13) Consists of 530,192 shares held by Constellation Venture Capital, L.P., 114,138 shares held by Constellation Venture Offshore, L.P. and 87,500 shares held by Bear Stearns Asset Management Inc. Mr. Celmer is the general partner of Constellation Ventures. Mr. Celmer has voting and investment power with respect to the shares held by Constellation Venture Capital and Constellation Venture Offshore and may be deemed to beneficially own these shares. Mr. Celmer disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in them.

(14) Mr. Hagen resigned from the Company in May 2000; his 20,312 vested options are exercisable on or before August 24, 2000.

(15) Mr. Roberts resigned from the Company in January 2000; Mr. Roberts was granted 87,499 shares subject to options that were not vested as of Mr. Roberts' termination date and were therefore canceled by the Company.

(16) Consists of 141,605 shares subject to options that may be exercised within sixty (60) days of May 31, 2000.

(17) Includes 18,750 shares subject to options that may be exercised within sixty (60) days of May 31, 2000.

(18) Consists of 12,812 shares subject to options that may be exercised within sixty (60) days of May 31, 2000.

Compensation Committee Interlocks and Insider Participation

   None of the Company's executive officers have served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors.

Certain Relationships and Related Transactions

   In March 2000, the Company entered into a publishing and joint-marketing agreement with Arnoldo Mondadori Editore, of which Leonardo Mondadori is a principal shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

   Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than ten percent (10%) stockholders during the fiscal year ended March 31, 2000 were complied with.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

   The following table shows for the fiscal years ended March 31, 1999 and March 31, 2000 certain compensation, including salary, bonuses and stock options, paid by the Company to its Chief Executive Officer, its four most highly compensated executive officers and its two other former most highly compensated executive officers during the fiscal year ended March 31, 2000, while serving in their capacities as executive officers.

                           Summary Compensation Table

                                                                              Long Term
                                                                             Compensation
                                                                                Awards
                                                                             ------------
                                                       Annual Compensation    Securities
                                                      ----------------------  Underlying
Name and Principal Position                           Year  Salary  Bonus(1)   Options
---------------------------                           ---- -------- -------- ------------
Michael O'Donnell.................................... 2000 $175,000 $50,507        -0-
 President and Chief Executive Officer                1999 $145,000 $30,304        -0-


David Talbot......................................... 2000 $175,000 $50,507        -0-
 Chairman and Editor in Chief                         1999 $145,000 $30,304        -0-


Andrew Ross.......................................... 2000 $135,000 $40,509        -0-
 Executive Vice President, Business Development       1999 $108,646 $20,304     15,000


Jeffrey Dickerson.................................... 2000 $147,500 $30,507        -0-
 Vice President, Technology                           1999 $ 82,500 $20,325     37,500


Patrick Hurley....................................... 2000 $100,000 $18,538     25,000
 Vice President, Marketing                            1999 $ 56,888 $ 2,324     10,000


Todd Hagen(2)........................................ 2000 $137,400 $ 5,507     75,000
 Chief Financial Officer; Vice President, Finance and 1999      -0-     -0-        -0-
 Administration; and Secretary


Bruce Roberts(3)..................................... 2000 $143,216     -0-        -0-
 Senior Vice President, Sales                         1999      -0-     -0-        -0-

--------
(1) Bonuses are principally based on performance but also include a year-end Christmas bonus.

(2) Mr. Hagen served as chief financial officer; vice president, finance and administration; and secretary from April 1999 to May 2000.

(3) Mr. Roberts served as senior vice president, sales from April 1999 to January 2000.

Stock Options Granted in Fiscal 2000

   The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended March 31, 2000 to the persons named in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year





                                     Individual Grants              Potential Realized
                         ------------------------------------------  Value at Assumed
                                    % of Total                         Annual Rates
                         Number of   Options                          of Stock Price
                         Securities Granted to Exercise               Appreciation for
                         Underlying Employees   or Base                Option Term(3)
                           Options  in Fiscal    Price   Expiration -------------------
Name                     Granted(1)    Year    ($/Sh)(2)    Date        5%       10%
----                     ---------- ---------- --------- ---------- --------- ---------
Michael O'Donnell.......   38,415       2.2%    $10.06    06/23/09        -0-       -0-
                          211,585      12.3%    $10.06    06/23/09        -0-       -0-


David Talbot............   38,807       2.2%    $10.06    06/23/09        -0-       -0-
                          211,193      12.2%    $10.06    06/23/09        -0-       -0-


Andrew Ross.............    5,000       0.3%    $ 8.50    01/25/10        -0-       -0-


Jeffrey Dickerson.......   30,943       1.8%    $ 8.50    01/25/10        -0-       -0-
                            6,557       0.4%    $ 8.50    01/25/10        -0-       -0-


Patrick Hurley..........   25,000       1.4%    $ 2.92    04/08/09     96,862   185,466
                           15,000       0.9%    $ 8.50    01/25/10        -0-       -0-


Todd Hagen..............   75,000       4.3%    $ 2.92    08/24/00    290,587   556,397


Bruce Roberts...........   85,287       4.9%    $ 2.92    01/06/00        -0-       -0-
                            2,212       0.1%    $ 2.92    01/06/00        -0-       -0-

--------
(1) All options granted in fiscal 2000 were granted pursuant to the Company's 1995 Stock Option Plan (the "Option Plan"). These options vest and become exercisable at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company.

(2) All options in this table have exercise prices equal to the fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock, overall market conditions and the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Fiscal 2000 Year-End Values

   The following table sets forth information concerning the state of options held as of March 31, 2000 by the persons named in the Summary Compensation Table.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

                                                  Number of Securities         Value of Unexercised
                                                 Underlying Unexercised      In-the-Money Options at
                           Shares              Options at Fiscal Year-End       Fiscal Year-End(2)
                          Acquired    Value   ---------------------------- ----------------------------
Name                     on Exercise Realized Exercisable(1) Unexercisable Exercisable(1) Unexercisable
----                     ----------- -------- -------------- ------------- -------------- -------------
Michael O'Donnell.......      -0-      -0-       209,166        300,834       $873,268      $212,232
David Talbot............   50,000      -0-        88,541        286,459       $369,659      $152,216
Andrew Ross.............      -0-      -0-       135,182         29,818       $562,585      $100,615
Jeffrey Dickerson.......      -0-      -0-        15,625         59,375       $ 63,359      $ 88,703
Patrick Hurley..........      -0-      -0-         4,167         45,833       $ 16,064      $ 58,861
Todd Hagen..............      -0-      -0-           -0-         75,000       $    -0-      $109,125
Bruce Roberts...........      -0-      -0-           -0-            -0-       $    -0-      $    -0-

--------
(1) Company stock options generally vest one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment by the Company. All options are exercisable only to the extent vested.
(2) The value of the unexercised in-the-money options is based on a fair market value of $4.375, the closing price of the Company's Common Stock on March 31, 2000 as reported on the Nasdaq National Market, and is net of the exercise price of such options. Does not include options that had an exercise price greater than $4.375.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   In November 1996, the Company entered into an Employment Agreement with Mr. O'Donnell, the President and Chief Executive Officer of the Company (the "Agreement"). The Agreement provides for the payment to Mr. O'Donnell of a $175,000 minimum base annual salary and an annual bonus of up to $50,000. Pursuant to the Agreement, Mr. O'Donnell was granted an option under the Option Plan to purchase eight percent (8%) of the Company's then outstanding Common Stock at a purchase price of $0.20 per share. The Agreement also provides for the following severance benefits if Mr. O'Donnell's employment with the Company terminates involuntarily or if Mr. O'Donnell terminates his employment with the Company voluntarily for "Good Reason." He will be entitled to salary payments until the earlier of nine (9) months following his termination or until he begins other employment. If Mr. O'Donnell resigns within one (1) year of a change of control of Salon because of (a) a decrease in his base salary or a material decrease in any of his then-existing bonus plans or employee benefits; or (b) a material adverse change in his title, authority, responsibilities or duties, then he will be entitled to salary payments until the earlier of nine (9) months following his resignation or change in title or authority or until he begins other employment.

Compensation of Directors

   Directors receive no cash compensation for serving as directors of the Company, except for Mr. Rosenfield who receives $2,500 for each Board Meeting he attends. The Company granted to Mr. Rosenfield options to purchase
7,500 shares of Common Stock at an exercise price of $2.92 per share. The Company also granted to both Mr. Dougherty and Mr. Mondadori options to each purchase 25,000 shares of Common Stock at an exercise price of $6.96875 per share. The options are subject to vesting over four years.

                               PERFORMANCE GRAPH

   Set forth below is a graph comparing the annual percentage change in the cumulative total return at March 31, 2000, on $100 invested, alternatively, in the Company's Common Stock, the CRSP Total Return Index for the Nasdaq Stock Market and a Self-Determined Peer Group on June 22, 1999 (the date of the Company's initial public offering).

                   COMPARISON OF THE ANNUAL PERCENTAGE CHANGE
                         IN THE CUMULATIVE TOTAL RETURN
                AMONG SALON.COM, NYSE/AMEX/NASDAQ STOCK MARKET,
                         AND SELF-DETERMINED PEER GROUP

                        [PERFORMANCE GRAPH APPEARS HERE]

                                            NYSE/AMEX/      SELF-
                                            NASDAQ STOCK    DETERMINED
MEASUREMENT PERIOD           SALON.COM      MARKET          PEER GROUP
------------------           ---------      ------------    ----------
06/1999                        100.0           100.0           100.0
09/1999                         49.4            96.5            77.8
12/1999                         50.0           114.9           107.5
03/2000                         43.8           119.6            65.8

Companies in the Self-Determined Peer Group
  Ask Jeeves, Inc.                           iVillage Inc.
  Marketwatch.com, Inc.                      NBC Internet, Inc.
  Theglobe.com, Inc.                         Women.com Networks, Inc.

                     REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy

   The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, bonuses and stock options to meet these goals.

Forms of Compensation

   The Company provides its executive officers with a compensation package consisting of a base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and Company performance, as well as market information regarding compensation paid by other companies in the Company's industry.

   Base Salary. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment, with reference to salaries for comparable positions in the internet media industry for individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

   Bonuses. It is the policy of the Company that a substantial component of each officer's potential annual compensation take the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on the financial performance of the Company and the achievement of the officer's individual performance objectives. The Chief Executive Officer's bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

2000 Compensation

   Compensation for the Chief Executive Officer and other executive officers for fiscal 2000 was set according to the Company's established compensation policy described above. During fiscal 2000, the Company paid incentive bonuses to the Company's executive officers of $50,000 to Mr. O'Donnell, $50,000 to Mr. Talbot, $5,000 to Mr. Hagen, $40,000 to Mr. Ross, $30,000 to Mr. Dickerson and $18,000 to Mr. Hurley. These payments were based upon the Company's successes in the execution of its operating and strategic plan, including growth in revenue and operating income, the individual executive's contributions to these successes, the overall performance of the Company and the individual officer's performance with respect to certain specific operational and strategic objectives.

                                          By the Compensation Committee
                                          Ron Celmer
                                          Jim Rosenfield

                                PROPOSAL NO. 2

                 AMENDMENT TO THE SALON 1995 STOCK OPTION PLAN

General

   At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's 1995 Stock Option Plan (the "Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 1,550,000.

   Management believes that the availability of additional options to purchase Common Stock is necessary to enable the Company to continue to provide its employees with equity ownership as an incentive to contribute to the Company's success. The proposed increase in the share reserve under the Option Plan is necessitated by the Company's anticipated future growth and the need to provide additional long-term performance incentives to current employees.

   As of March 31, 2000, there were 347,104 shares available for future option grants under the Option Plan, subject to further approval by the Company's stockholders. The Board of Directors has determined such number to be insufficient to meet the Company's anticipated needs. In order to provide an adequate reserve of shares to permit the Company to continue to provide long-term equity incentives both in the near-term and on an going basis, the Board of Directors has amended the Option Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Option Plan by 1,550,000 shares.

   The Board of Directors believes that the Company's stock option program is an important factor in attracting and retaining the high caliber employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. Because competition for highly qualified individuals in the Company's industry is intense, management believes that to successfully attract the best candidates, the Company must offer a competitive stock option program as an essential component of its compensation packages. The Board of Directors further believes that stock options serve an important role in motivating their holders to contribute to the Company's continued growth and profitability. The proposed amendment is intended to ensure that the Option Plan will continue to have available a reasonable number of shares to meet these needs for the fiscal year ending March 31, 2001.

Summary of Option Plan, as Amended

   The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request. Additional information concerning options outstanding under the Option Plan is set forth under "Executive Compensation."

 Purpose

   The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to employees, directors and consultants of the Company and its subsidiaries to promote the success of the Company's business. The Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options.

 Shares Subject to Option Plan

   The stockholders have previously authorized the issuance of a maximum of 2,875,000 shares under the Option Plan. The Board of Directors has amended the Option Plan, subject to stockholder approval, to authorize an additional 1,550,000 shares for issuance upon the exercise of options granted under the Option Plan. Appropriate adjustments will be made to the shares subject to the Option Plan and the terms of outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the

Option Plan expires or terminates prior to exercise in full, the shares of Common Stock for which such option is not exercised are returned to the Option Plan and become available for future grant. As of March 31, 2000, options for 2,716,791 shares were outstanding at a weighted average exercise price of $4.665 per share and options for 561,105 shares had been exercised. The closing price of the Common Stock as reported on the Nasdaq National Market on March 31, 2000 was $4.375 per share.

 Administration

   The Option Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board and consisting of at least two members of the Board. For purposes of this discussion, the term "Board" refers to the Board of Directors or any committee authorized to administer the Option Plan. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the exercise price and the type of consideration to be paid to the Company for shares acquired pursuant to an option, the time of expiration of each option, and all other terms and conditions of options granted under the Option Plan. The Board may amend, modify, extend, renew or grant a new option in substitution for any option, waive any restrictions or conditions applicable to any option or any shares acquired thereunder and accelerate, continue, extend, or defer the exercisability of any option or the vesting of any shares acquired under the Option Plan. The Board is authorized to interpret the Option Plan and options granted thereunder, and all determinations of the Board are final and binding on all persons having an interest in the Option Plan or any option.

 Eligibility

   The Option Plan provides that options may be granted to current and prospective employees (including officers and employee directors), non-employee directors and consultants of the Company and its majority-owned subsidiaries. During the fiscal year ended March 31, 2000, all current executive officers as a group and all current employees who are not executive officers (including officers who are not executive officers) as a group were granted options to purchase 657,500 shares and 875,320 shares, respectively, under the Option Plan. As of March 31, 2000, the Company had approximately 146 employees, including six executive officers and five non-employee directors eligible to participate in the Option Plan. While any eligible person may be granted a nonstatutory stock option, only employees may be granted incentive stock options.

 Terms of Options

   Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted, which sets forth the terms and conditions of the option. The following terms and conditions generally apply to all options, unless the stock option agreement provides otherwise:

   Exercise of the Option. Options granted under the Option Plan vest and become exercisable at the rate of one-fourth on the first anniversary of the grant and 1/48 per month thereafter for each full month of the optionee's employment. An option may be exercised by written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased, along with tender of payment to the Company of the purchase price. Unless otherwise provided in the stock option agreement, the purchase price of shares purchased upon exercise of an option may be paid by cash, check or any other means authorized by the Board and permitted by the Delaware General Corporation Law, including surrender of shares of the Company's Common Stock having a fair market value not less than the exercise price or a cashless exercise procedure in which the optionee assigns the proceeds of a sale or loan with respect to some or all of the shares acquired upon the exercise.

   Exercise Price. The exercise price of options granted under the Option Plan is determined by the Board and must not be less than: (i) the fair market value of the Common Stock on the date the option is granted in the case of incentive stock options; or (ii) 85% percent of such fair market value in the case of nonstatutory stock options. Where the participant owns stock representing more than 10% of the total combined voting power of the Company's outstanding capital stock, the exercise price for a stock option must not be less than 110% of such fair market value.

   Termination of Employment. If an optionee's employment or other service with the Company terminates for any reason other than permanent and total disability or death, options under the Option Plan may be exercised within three (3) months after the date on which the optionee's service terminated, but only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

   Disability. If an optionee should become permanently and totally disabled while employed by or engaged in other service for the Company, options under the Option Plan may be exercised at any time prior to the expiration of twelve
(12) months after the date on which the optionee's service terminated, but only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

   Death. If an optionee should die while employed by or engaged in other service to the Company, options under the Option Plan may be exercised at any time prior to the expiration of twelve (12) months after the date on which the optionee's service terminated, but only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term. The optionee shall be deemed to have terminated on account of death if the optionee dies within three (3) months after termination.

   Termination of Options. All options granted under the Option Plan expire on the date specified in the option agreement, but in no event shall the term of an incentive stock option exceed 10 years after the date of grant. However, no incentive stock option granted to any participant who owns stock possessing more than 10% of the total combined voting power of the Company's outstanding capital stock may have a term exceeding five years from the date of grant.

   Nontransferability of Options. An option is not transferable by the optionee other than by will or the laws of descent and distribution. In the event of the optionee's death, the option may be exercised by the person who acquires the right to exercise the option by reason of such death.

   Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board.

 Adjustments Upon Transfer of Control

   Upon any ownership change event as defined in the Option Plan, if the shareholders of the Company immediately prior to the transaction do not continue as 50% or greater owners of the Company or its successors, all outstanding options shall either be assumed by the surviving entity or shall terminate, unless otherwise determined by the Board.

 Amendment and Termination of the Option Plan

   The Board of Directors may amend the Option Plan at any time, or from time to time, or may terminate it without the approval of the stockholders. Stockholder approval is required for any amendment that increases the maximum number of shares for which options may be granted or changes the standards of eligibility. However, no such action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan. In any event, the Option Plan will terminate on December 12, 2005.

 Federal Income Tax Consequences

   The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

 Incentive Stock Options

   An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below), and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

   The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

   Options not designated and qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of a grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

Options Granted to Certain Persons

   During the fiscal year ended March 31, 2000: (i) Messrs. O'Donnell, Talbot, Rosenfield, Dougherty and Mondadori were granted options to purchase 250,000 shares, 250,000 shares, 7,500 shares, 25,000 shares and 25,000 shares, respectively; (ii) all current executive officers as a group were granted options to purchase an aggregate of 657,500 shares; and (iii) all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 875,320 shares. During that year, except for the aforementioned options granted to Messrs. Rosenfield, Dougherty and Mondadori, no options were granted under the Option Plan to any directors who are not executive officers or to any associate of any director, executive officer or Board nominee of the Company during that year.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the shares of the Company's Common Stock at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN.

                                PROPOSAL NO. 3

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

   The affirmative vote of a majority of the shares of the Company's Common Stock at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

   Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 22 Fourth Street, 16th Floor, San Francisco, CA 94103, no later than July 2, 2001, to satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2000 Annual Meeting of Stockholders of the Company other than as described in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Robert O'Callahan
                                          Robert O'Callahan
                                          Secretary and Chief Financial
                                           Officer

August 25, 2000

--------------------------------------------------------------------------------
          PROXY                                                PROXY
                                   SALON.COM
                                   ---------
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                   ----------------------------------------
                      SOLICITED BY THE BOARD OF DIRECTORS
                      -----------------------------------

      The undersigned hereby appoints Michael O'Donnell and David Talbot, or either of them, with full power of substitution, as proxies to represent and vote all shares of stock in Salon.com, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held in the Vienna North Room at the Hotel Monaco located at 501 Geary Street, San Francisco, CA 94102 at 2:00 p.m. on September 27, 2000, and at any continuation or adjournment thereof.

      The undersigned hereby directs and authorizes said proxies, and each of them, or their substitute or substitutes, to vote as specified with respect to the proposals listed on the reverse side, or, if no specification is made, to vote in favor thereof.

      The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote with respect to all other matters which may properly come before the Annual Meeting, and at any continuation or adjournment thereof.

      The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of the Company, (b) accompanying Proxy Statement, and
(c) Annual Report to Stockholders for the fiscal year ended March 31, 2000.


                        (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   SALON.COM
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.


1.  To elect the following two (2) persons as       For     Withheld     For All
    Class I directors to hold office for a          All        All       Except*
    term of three (3) years and until their
    successors are elected and qualified:           ( )        ( )        ( )

    Nominees:
    01  Brian Dougherty  02 Leonardo Mondadori

*  For all nominees except as follows:
___________________________________________________

2.  To approve an amendment to the 1995         For     Against      Abstain
    Stock Option Plan to increase the
    number of shares of Common Stock            ( )       ( )          ( )
    reserved for issuance thereunder by
    1,550,000 shares.


3.  To ratify the appointment of                For     Against      Abstain
    PricewaterhouseCoopers LLP as
    independent accountants for the             ( )       ( )          ( )
    fiscal year ending March 31, 2001.


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                                  MARK HERE FOR ADDRESS      [ ]
                                                  CHANGE AND NOTE AT LEFT


Signature: _________________________                      Date: _______________

Signature: _________________________                      Date: _______________

Note: Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

--------------------------------------------------------------------------------
              *              FOLD AND DETACH HERE              *

              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM
                     PROMPTLY USING THE ENCLOSED ENVELOPE.